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                                   EXHIBIT 23

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated August 4, 2000, (except with respect to the matters discussed in Notes 4 and 13, as to which the dates are August 29, 2000 and October 16, 2000, respectively), included in Little Switzerland, Inc.'s Annual Report on Form 10-K for the year ended May 27, 2000, into the Company's previously filed Registration Statement on Form S-8 No. 33-46654 (filed on March 25, 1992), Registration Statement on Form S-8 No. 33-46656 (filed on March 25,
1992) and Registration Statement on Form S-8 No. 33-73056 (filed on December 17,
1993).


                                         /s/ Arthur Andersen LLP

                                         ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 18, 2000